Exhibit 23.1

Certified Public Accountants & Business Consultants

Board of Directors
First American Scientific Corp.
Vancouver, BC
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated September 15, 2006, on the financial statements of First American Scientific Corp. as of June 30, 2006, for the filing with and attachment to the Form S-8.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

October 27, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.wiliams-webster.com